                                                                    Exhibit 23.5








                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 33-51383, relating to the merger of First Bank System, Inc. and Boulevard Bancorp, Inc. on Form S-4, of our report dated January 30, 1992 relating to the financial statements of Western Capital Investment Corporation included in the Current Report on Form 8-K dated July 29, 1993 of First Bank System, Inc.


                                           Deloitte & Touche



DELOITTE & TOUCHE
Denver, Colorado

February 4, 1994